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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 15, 2000


                           INDESCO INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


 ................................................................................

            DELAWARE                        333-52657                       13-3987915
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
  (State or other jurisdiction             (Commission                    (IRS Employer
       of incorporation)                   File Number)                Identification No.)


    950 THIRD AVENUE, NEW YORK, NY                                  10022
    ------------------------------                                  -----

    (Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code: 212-593-2009


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On October 19, 2000 (the "Closing Date"), Indesco International, Inc. (the "Company") consummated the sale of all of the outstanding capital stock of AFA Polytek, B.V. ("Polytek"). The Purchaser is Arbo Consult Nederland B.V. (the "Purchaser"), a Dutch corporation controlled by the former Chairman of the Board of Directors of the Company and currently a minority stockholder of the Company's parent, Indesco Holding Co. (the "Parent")(the "Polytek Transaction"). The Purchaser paid U.S. $2 million in cash (over Polytek's funded and intercompany debt of approximately $8 million) and agreed to pay additional consideration based upon sales by Polytek's of certain new products during the three years commencing January 1, 2002 through December 31, 2004 (the "Additional Consideration"). If payable, the Additional Consideration will be paid by a subordinated promissory note to be issued in 2005 and maturing in 2008. Interest, at the rate of 10% per annum, will be payable quarterly in arrears solely out of available cash flow, which may be restricted by the senior lenders of Polytek and the Purchaser. The Purchaser's obligations under the note are unsecured and subordinated to senior debt.

        As a part of the Polytek Transaction, the Company also agreed to the following:

        (1) Terminate an equipment lease between Continental Sprayers International, Inc. ("CSI"), a wholly-owned subsidiary of the Company, and Polytek for the use of an assembly machine and certain associated molds (the "CSI Equipment");

        (2) Contribute CSI Equipment with a net book value of approximately U.S. $1.6 million to the equity of Polytek;

        (3) Cause CSI to enter into a license agreement with Polytek (the "CSI License Agreement") whereby Polytek agreed to pay royalties to CSI for products produced with the CSI Equipment on the same terms as the existing license agreement between AFA Products, Inc. ("AFA") (the "AFA License Agreement"), a wholly-owned subsidiary of the Company, and Polytek. Royalties are payable to CSI through December 31, 2008 at the rate of 10.0% of net sales for each licensed product. If there is a Change of Control of Polytek royalties continue until the expiration of the last to expire of the patents applicable to each licensed product;

        (4) Amend and restate the AFA License Agreement to provide for royalty payments thereunder to expire on December 31, 2008 unless, there is (i) a change of control over the Company in which event royalty payments cease forthwith or (ii) a change of control over Polytek in which event royalties continue until the expiration of the last to expire of the patents applicable to each licensed product;


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        (5)     Subordinate Three Hundred Fifty Thousand ($350,000) Dollars of
                intercompany debt due to the Company from Polytek to Polytek's senior lenders. The balance of the intercompany debt due from Polytek to the Company in the amount of $1,535,996 will be paid in accordance with Polytek's customary payment practices; and

        (6) Enter into a license agreement with Polytek (the "New Technology License") pursuant to which the Company is granted the exclusive license to sell products derived from Polytek's new technology (the "New Technology") in North America, Central America and South America (the "Territory"). Royalty payments by the Company to Polytek as to each product derived from or based upon the New Technology (each a "Covered Product") range, over 32 full calendar quarters from the date of first commercial sale of a Covered Product, from 2.5% of net sales to 10.0% of new sales. Following the 32nd full calendar quarter applicable to a Covered Product, no royalties are payable by the Company.

        The New Technology License contains, among other terms, certain restrictions as follows:

        (a) If the Company fails by December 12, 2000 to order the manufacturing equipment required for the first production line of Covered Products (the "Production Line"), Polytek has the right to terminate the New Technology License.

        (b) If the Company fails by December 31, 2001 to order a second Production Line for the first Covered Product, Polytek has the right to terminate the New Technology License unless the Company can establish to Polytek's reasonable satisfaction that there is no commercial justification for a second Production Line for such Covered Product in the Territory.

        (c) In the event of a Change of Control of the Company, royalties payable for each Covered Product increase to 10.0% of net sales and continue at 10.0% of net sales until the expiration of the last to expire of the patents applicable to each Covered Product.

        (d) In the event that the Company or the Parent or the stockholders of the Parent wish to sell at least 50% of the outstanding capital stock or all or substantially all of the assets of the Company or the Parent, the stock and/or assets of either the Company or the Parent proposed to be sold must be first offered to the Purchaser.

        The manufacture of Covered Products is based upon unproven technology and the existence of a market for the Covered Products and New


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Technology is generally unknown. Further, the proprietary basis for the New
Technology is based upon patents that have not been issued to date.

ITEM 5. OTHER EVENTS.

        (A) NON-PAYMENT OF INTEREST

        At a special meeting held on October 15, 2000, the Company's Board of Directors resolved to not pay interest in the amount of $7,068,000 on October 16, 2000 under its $145.0 million Subordinated Notes due 2008 (the "Subordinated Notes"). If the Company fails to pay the interest due under the Subordinated Notes by the expiration of the applicable 30-day grace period, the non-payment of interest will be deemed an Event of Default under the Indenture, dated as of April 23, 1998 (the "Indenture"). Upon an Event of Default, the Trustee under the Indenture may declare a default and accelerate the entire principal amount of the Subordinated Notes, subject to the terms of subordination in favor of, among other things, the New Credit Facility (defined below), contained in the Indenture.

        (B) NEW CREDIT FACILITY.

        GENERAL. As of October 16, 2000, the Company, AFA and CSI entered into a new credit facility (the "New Credit Facility") with The CIT Group/Business Credit, Inc. ("CIT").

        The New Credit Facility consists of a revolving credit facility (the "Revolver") of $10.0 million and term loans (the "Term Loans") of $10.0 million to AFA and $5.0 to CSI. The New Credit Facility expires three years following the closing date (the "Expiration Date"). Each Term Loan requires that the principal is payable in nine equal quarterly installments commencing October 1, 2001 with a balloon payment at maturity and is subject to mandatory prepayments.

        COLLATERAL. Indebtedness under the New Credit Facility is collateralized by a first priority security interest in substantially all assets of the Company and each of AFA and CSI.

        INTEREST. Indebtedness under the New Credit Facility bears interest at a floating rate based upon LIBOR, plus an Applicable Increment, in the case of (i) the Revolver ranging from 2.0% to 2.75% (currently 2.5%); and (ii) in the case of the Term Loans ranging from 2.5% to 3.25% (currently 3.0%), in each case with certain increases or decreases in the rate based upon the consolidated EBITDA levels of the Company.

        BORROWING BASE. The availability of borrowings under the Revolver is subject to a Borrowing Base equal to the sum of (i) 85% of eligible accounts receivable and (ii) 60% of eligible inventory, subject, in the case of eligible


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inventory, to a maximum loan of $6.0 million. CIT has the right to set reserves which can limit the amount of borrowing base Availability.

        COVENANTS. The New Credit Facility contains all normal and customary covenants and restrictions for transactions of this type.

        EVENTS OF DEFAULT. The New Credit Facility provides for customary events of default.

        (C) RESIGNATION AND APPOINTMENT OF DIRECTORS.

        Effective September 1, 2000, Mr. L. John Clark, and, effective October 4, 2000, Mr. Yehochai Schneider, resigned their positions as directors of the Company. The directors remaining in office appointed as independent directors, Messrs. Igal Greif and Robert V. Silva.

        Mr. Greif is, and has been for at least the last five years, president of Braungold Realty Corp., a real estate company, a director of Oram Industries Inc. and Olympiad Construction Ltd. and a private investor in various international businesses.

        Mr. Silva is, and has been for at least the last five years, Chairman and Chief Executive Officer of Transtech Industries, Inc., headquartered in New Jersey. In addition, Mr. Silva is a principal in Robert V. Silva & Company, which provides consulting services in the areas of financial structuring and mergers and acquisitions.



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                                    EXHIBITS

        The exhibits listed below are filed as part of this Form 8-K:

Exhibit
Number                                      Description

       2 Stock Purchase Agreement, dated as of October 19, 2000, between Indesco International, Inc. and Arbo Consult Nederland B.V.

      13 Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999 previously filed with the Commission and incorporated herein by reference thereto.

      13 Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2000 previously filed with the Commission and incorporated herein by reference thereto.

      13 Quarterly Report on Form 10-Q of the Company for the Quarterly period ended June 30, 2000 previously filed with the Commission and incorporated herein by reference thereto.

      20.1 Press Releases, dated October 12, 2000 and October 19, 2000, respectively, of the Company.

      20.2      Press Release, dated October 16, 2000 of the Company.

      99 Financing Agreement, dated as of October 16, 2000, among AFA Products, Inc., Continental Sprayers International, Inc., Indesco International, Inc. and The CIT Group/Business Credit, Inc.



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                     INDESCO INTERNATIONAL, INC.
                                                     ---------------------------
                                                       (Registrant)


Date:  OCTOBER 24, 2000                             /s/ ARIEL GRATCH
       ----------------                          ------------------------
                                                        ARIEL GRATCH
                                                        CHIEF EXECUTIVE OFFICER